              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                                    ON JULY 14, 2000

                                                      REGISTRATION NO. 000-26813

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                               JUMPMUSIC.COM, INC.
             (Exact name of registrant as specified in its charter)
                              ---------------------

             NEVADA
 (State or other jurisdiction of                       77-0363000
 incorporation or organization)             (I.R.S. Employer Identification No.)

                               -------------------
                               JumpMusic.com, Inc.
                        201 San Antonio Circle, Suite 105
                             Mountain View, CA 94040
                                 (650) 917-7460
    (Address of Registrant's principal executive offices, including zip code)
                              ---------------------

                            ADVISOR COMPENSATION PLAN
                            (Full title of the Plan)

                              Paracorp Incorporated
                         318 N. Carson Street, Suite 208
                              Carson City, NV 89701
                                 (888) 972-7273
            (Name, address and telephone number of agent for service)
                              ---------------------

                                   COPIES TO:
                                 Horwitz & Beam
                          Two Venture Plaza, Suite 350
                                Irvine, CA 94040
                              --------------------
                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.
                              --------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                         Proposed Maximum    Proposed Maximum
        Title of Securities            Amount to be     Offering Price per  Aggregate Offering        Amount of
         to be Registered               Registered             Share               Price           Registration Fee

  Common Stock, $0.001 Par Value(1)       75,000              $0.375            $28,125.00              $7.42
====================================================================================================================

------------
1 Consists of 75,000 shares of common stock issuable for consulting services to M. Blaine Riley.
2 The registration fee is based upon the closing bid price of the shares of common stock of the Company as of July 12, 2000 calculated pursuant to Rule 457(c).

                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates the following documents by reference in the registration statement:

         The Company's Quarterly Report on Form 10-QSB/A filed for the quarter ended March 31, 2000; the Company's Annual Report on Form 10-KSB filed for the year ended December 31, 1999; and the description of the Company's Common Stock contained in the Company's Form 10-SB/A dated September 21, 1999.

         All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

Item 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Nevada Revised Statutes and the Company's Articles of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         4.1      Consulting Agreement with M. Blaine Riley, dated May 2, 2000

         5 Opinion of Horwitz & Beam, consent included, relating to the issuance of the shares of securities pursuant to the Consulting Agreement

         23.1     Consent of Horwitz & Beam (included in Exhibit 5)

         23.2     Consent of Crouch, Bierwolf & Chisholm

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California, on July 12, 2000.


                                             JUMPMUSIC.COM, INC.



                                             By: /s/  Richard W. Mathews
                                                 -------------------------------
                                                 Richard W. Mathews, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on and on the date indicated.


/s/ Richard W. Mathews      Chief Executive Officer, President     July 12, 2000
--------------------------  Chairman of the Board
Richard W. Mathews


/s/  Jan M. Mathews         Chief Operating Officer, Director      July 12, 2000
--------------------------
Jan M. Mathews


/s/ Jerome W. Carlson       Director                               July 12, 2000
--------------------------
Jerome W. Carlson


/s/ Jack F. Kemp            Director                               July 12, 2000
--------------------------
Jack F. Kemp